Exhibit 99.1

NuPathe Announces Third Quarter 2010 Financial Results
and Recent Operational Highlights

CONSHOHOCKEN, PA – November 11, 2010 – NuPathe Inc. (NASDAQ: PATH), a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system, including neurological and psychiatric disorders, today announced financial results for the quarter ended September 30, 2010 and recent operational highlights.

“The last few quarters have been exceptionally productive for NuPathe, culminating with the filing of our New Drug Application (NDA) for Zelrix for the treatment of acute migraine in late October,” said Jane Hollingsworth, chief executive officer of NuPathe. “With the NDA filing complete, we will now focus our attention on preparing for a strong commercial launch of Zelrix and advancing the other products in our pipeline.”

Recent Operational Highlights

•	In August, NuPathe raised $50.0 million in gross proceeds in its initial public offering (“IPO”) of 5 million shares of common stock at $10.00 per share.

•	In October, NuPathe filed its NDA for Zelrix for the treatment of acute migraine.

•	In October, NuPathe announced positive top-line results from a 12 month open-label trial for Zelrix as well as the development of an in vitro analytical testing method for Zelrix.

•	In October, NuPathe announced the successful completion of two pharmacokinetic trials and a tolerability trial for Zelrix.

•	NuPathe continues to advance the development of NP201 for the continuous symptomatic treatment of Parkinson’s disease and NP202 for the long-term treatment of schizophrenia and bipolar disorder.

•	In October, NuPathe was awarded Qualifying Therapeutic Discovery Project grants under section 48D of the U.S. Internal Revenue Code totaling $650,000 in connection with the Company’s Zelrix, NP201 and NP202 development programs. The award amounts were the maximum granted on a per-program basis.

•	In October, NuPathe appointed Michael Marino as Vice President, General Counsel and Corporate Secretary.

Third Quarter 2010 Financial Results

NuPathe reported a net loss of $8.6 million for the third quarter of 2010, compared to a net loss of $4.7 million for the third quarter of 2009. Research and development expenses were $5.2 million in the third quarter of 2010, compared to $2.6 million in the third quarter of 2009. General and administrative expenses were $1.3 million in the third quarter of 2010, compared to $0.8 million for the same period in 2009. Net interest expense in the third quarter of 2010 was $2.1 million, which included a non-cash interest charge of $1.8 million relating primarily to the amortization of the beneficial conversion feature of secured subordinated promissory notes issued in April 2010. These notes were automatically converted into shares of common stock upon the closing of the IPO. Net interest expense in the third quarter of 2009 was $1.2 million, which included $1.1 million of non-cash interest charges related to convertible promissory notes that were issued in July 2009 and converted to preferred stock in August 2009.

NuPathe ended the third quarter of 2010 with $46.8 million in cash and cash equivalents. As previously indicated, NuPathe raised $50.0 million in gross proceeds from its IPO in August 2010. In connection with the closing of the IPO, all outstanding shares of preferred stock were automatically converted into shares of common stock. Additionally, all outstanding warrants to purchase shares of preferred stock were automatically converted into warrants to purchase shares of common stock, resulting in the Company’s warrant liability being reclassified into stockholders’ equity.

Company to Host Conference Call

NuPathe will host a conference call today, November 11, 2010, at 4:30 p.m. EST to discuss NuPathe’s financial results for the quarter ended September 30, 2010 and recent operational highlights. A question and answer session will follow NuPathe’s remarks. To participate on the live call, please dial 800-946-0708 (domestic) or +1-719-457-2601 (international), and provide the participant passcode 2414913, approximately 10 minutes ahead of the start of the call. A replay of the call will be available for one month within a few hours after the call ends and can be accessed by dialing 888-203-1112 (domestic) or +1-719-457-0820 (international), with the passcode 2414913.

A live audio webcast of the call will be available via the “Investor Relations” page of the NuPathe website, www.nupathe.com. Please log on through NuPathe’s website approximately 10 minutes prior to the scheduled start time. A replay of the webcast will also be archived on the Company’s website for one month following the call.

About Zelrix

Zelrix™ is an active, single-use, transdermal sumatriptan patch in development for the treatment of migraine. Zelrix is designed to provide migraine patients fast onset and sustained relief through a well-tolerated, non-oral route of administration. Zelrix may provide an attractive treatment option for many migraine patients because it avoids the need for oral administration and does not depend upon gastrointestinal absorption. Many migraine patients delay or avoid treatment with oral migraine medications as a result of underlying nausea and fears of vomiting experienced by migraineurs. In addition, the reduced gastric motility experienced during migraine may affect the efficacy of oral medications. Zelrix is powered by SmartRelief™, NuPathe’s proprietary transdermal delivery technology. SmartRelief consists of a controlled delivery technology that uses a mild electrical current to actively transport medication through the skin using a process called iontophoresis.

About NuPathe

NuPathe Inc. (www.nupathe.com) is a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system, including neurological and psychiatric disorders. NuPathe’s most advanced product candidate, Zelrix, is a single-use, transdermal sumatriptan patch being developed for the treatment of acute migraine. In addition to Zelrix, NuPathe has two proprietary product candidates in preclinical development: NP201 for the continuous symptomatic treatment of Parkinson’s disease, and NP202 for the long-term treatment of schizophrenia and bipolar disorder.

Forward-Looking Statements

All statements contained in this press release that are not statements of historical facts are hereby identified as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things: (i) NuPathe’s plans to develop and commercialize Zelrix and its other product candidates; (ii) the potential benefits of, and market for, Zelrix and NuPathe’s other product candidates; (iii) the interpretation of clinical and market data; and (iv) NuPathe’s preparedness for commercial launch of Zelrix. The words “may,” “will,” “could,” “continue,” “expect,” “intend,” “anticipate,” “believe,” “potential,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks, uncertainties and assumptions relating to: (i) NuPathe’s ability to obtain marketing approval for and commercialize Zelrix; (ii) the potential benefits of, and market for, Zelrix and NuPathe’s other product candidates; (iii) serious adverse events or other safety risks that could require NuPathe to abandon or delay development of, or preclude or limit approval of, Zelrix or its other product candidates; and (iv) varying interpretation of clinical and market data. For additional information with respect to these and other factors that could cause NuPathe’s actual results to differ materially from those indicated by the forward-looking statements contained in this press release, reference is made to the “Risk Factors” section of NuPathe’s Form 10-Q for the quarter ended September 30, 2010, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements contained in this press release represent NuPathe’s views as of the date of this press release. NuPathe anticipates that subsequent events and developments will cause NuPathe’s views to change. However, while NuPathe may elect to update these forward-looking statements at some point in the future, NuPathe specifically disclaims any obligation to do so.

NUPATHE INC.
(A Development-Stage Company)
Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating expenses:
Research and development	$5,191	$2,611	$11,849	$8,805
General and administrative	1,320	835	3,138	2,385

Total operating expenses	(6,511)	(3,446)	(14,987)	(11,190)
Interest income	19	3	24	28
Interest expense	(2,093)	(1,208)	(3,539)	(1,314)

Loss before income tax benefit	(8,585)	(4,651)	(18,502)	(12,476)
Income tax benefit	—	—	320	151

Net loss	(8,585)	(4,651)	(18,182)	(12,325)
Accretion of redeemable convertible preferred stock	(467)	(924)	(2,533)	(2,584)

Net loss available to common stockholders	$(9,052)	$(5,575)	$(20,715)	$(14,909)

Basic and diluted net loss per common share	$(1.01)	$(14.60)	$(6.30)	$(39.05)

Weighted average basic and diluted common shares outstanding	9,003,135	381,789	3,287,694	381,789

NUPATHE INC.
(A Development-Stage Company)
Balance Sheet Data
(In thousands)
(Unaudited)

	September 30, 2010	December 31, 2009
Cash and cash equivalents	$46,792	$3,927
Total assets	50,517	5,009
Total debt	5,345	818
Total stockholders’ equity (deficit)	40,234	(54,474)

INVESTOR CONTACTS:
John Woolford
(443) 213-0506
john.woolford@westwicke.com

Keith A. Goldan
Vice President, Chief Financial Officer
NuPathe Inc.
567-0130

MEDIA CONTACTS:
Ron Schmid
NuPathe Inc.
(610) 659-3985mailto:reschmid4@aol.com

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